UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2015

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 22, 2015, Radiant Logistics, Inc. (the “Company,” “we” or “us”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that we posted on our website a presentation for investors. We have modified the investor presentation to correct a typographical error on Slide 21 of the presentation and to adjust the description on Slide 12 of the presentation of the offices of Wheels Group Inc. that are located in North America. This Amendment No. 1 on Form 8-K/A amends Item 9.01 of the Original Form 8-K to include the revised investor presentation. The text of Item 7.01 of the Original Form 8-K remains unchanged.

Item 7.01.Regulation FD Disclosure.

On January 22, 2015, we posted on our website a presentation for investors. A copy of the presentation for investors is attached hereto as Exhibit 99.1. The information contained in the presentation is summary information that should be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make by press release or otherwise from time to time. The presentation speaks as of the date of this report. While we may elect to update the presentation in the future to reflect events and circumstances occurring or existing after the date of this report, we specifically disclaim any obligation to do so.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this report. This report shall not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
99.1	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: January 23, 2015	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
Senior Vice-President, General Counsel and Secretary